Exhibit 99.2

DECLARATION : GRANTING AN OFFICER OF
KBC ASSET MANAGEMENT LTD
AUTHORITY TO SIGN AND FILE THE REQUIRED DISCLOSURES WITH THE
SEC ON BEHALF OF
KBC ASSET MANAGEMENT NV
IN RELATION TO THE FOLLOWING STOCK:

BASIN WATER INC	BWTR US EQUITY

I, the undersigned, signing on behalf of KBC Asset Management NV (“the entity”), hereby grant Noel O’Halloran an officer of KBC Asset Management Ltd (Title: Executive Director and Chief Investment Officer of KBC Asset Management Ltd), permission to sign on behalf of the aforementioned entity, relating to the filing of Securities Exchange Commission (SEC) forms, disclosing that:
•	the KBC Asset Management Ltd and KBC Asset Management NV controlled holding in the aforementioned US listed security
Represents over 5% of the outstanding shares of that specific stock.
This permission relates to the above mentioned security, and the filing of reports in relation to:
•	Holding >5% of shares outstanding — SEC SCHEDULE 13G (Rule 13d-l02) [Information Statement Pursuant to Rules 13d-1 and 13d-2 Under the Securities Exchange Act of 1934]

•	Holding > 10% of shares outstanding — All additional SEC required filings, including but not limited to FORM 3 [Initial Statement Of Beneficial Ownership Of Securities Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934], and including the obtaining of CIK codes, for access to the SEC EDGAR system for filing on behalf of the entity.

Signed for KBC Asset Management NV

/s/ Ignace Van Oortegem	/s/ Erwin Schoeters
Ignace Van Oortegem	Erwin Schoeters
Executive Director	Executive Director
10 September 2007	10 September 2007